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EXHIBIT 10.8

TRADE CREDIT GUARANTEE

Trade Credit & Guarantee S.A.
2802 Admiralty Centre
Tower 1
18 Harcourt Road
Hong Kong

Branch 10034
Ref: myp/ola 0434

Mr. Victor Hardt
Online Advisory Limited
P.O. Box 732
Girne
Mersin 10
Turkey

29 June 2001

Dear Mr. Hardt:

Re: Japanese Yen, 5 year revolving facility 400,000,000.00

Formal advice of terms, please review and sign affirming your Company's agreement:

Facility Limit:	¥400,000,000.00 (four hundred million Japanese Yen) (up to ¥405,000,000.00 including interest)
Period:	5 years
Type:	Interest Only Forward Contract Facility—FCF
Interest:	1.25% per annum, payable annual in arrears, fixed for five years
Penalty:	The facility is to be used to finance trade purchases, if not utilised it may be used for investment programme
Interest:	The facility is to be used to finance trade purchases, if not utilised it may be used for investment programme
Security:	Balances held in a/c 14752422-02 plus all balances maintained with ourselves, and various mortgage bonds number 291200/02—291200/10
Fees and Charges:	Payable from account ¥4006777-04
N.B.
We note a/c ¥14752422-04 has been exhibited on Forward Contract Agreement A134 dated 29 June 2001. It is accepted this was typed in error and that no account numbered ¥14752422-04 exists between any parties hereto bound.

/s/ David Lehman

David Lehman
Manager

/s/ Glyn Williams
Online Advisory Ltd.

Trade Credit and Guarantee S.A., License No. 006414 Group Services and Member Companies
Credit Forfeit PTY, CIT Factoring PTY, Cross Currency Indemnity Ltd.,
Asia Trade Guarantee Ltd., AML Freight Bonding Ltd., Capital L.O.C. Ltd.

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  EXHIBIT 10.8